Exhibit 2.1

SECOND AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

January 16, 2024

This Second Amendment to Business Combination Agreement, dated as of January 16, 2024 (this “Amendment”) further amends that certain Business Combination Agreement, dated March 3, 2023 (the “BCA”), by and among Kernel Group Holdings, Inc., a Delaware corporation (“Kernel”), AIRO Group, Inc., a Delaware corporation and a wholly-owned subsidiary of Kernel (“ParentCo”), Kernel Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ParentCo (“Kernel Merger Sub”), AIRO Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ParentCo (“AIRO Merger Sub”), VKSS Capital, LLC, a Delaware limited liability company (the “ParentCo Representative”) and also in the capacity as Kernel’s Sponsor (“Sponsor”), Dr. Chirinjeev Kathuria, in the capacity as the representative for the company stockholders (the “Seller Representative”), and AIRO Group Holdings, Inc., a Delaware corporation (“AIRO Group Holdings” or the “Company”). ParentCo, Kernel, Kernel Merger Sub, AIRO Merger Sub, ParentCo Representative, the Sponsor, the Seller Representative and the Company are collectively referred to as the “Parties” and each a “Party.” Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in the BCA.

WHEREAS, the Parties entered into the BCA on March 3, 2023, and subsequently amended the BCA pursuant to the First Amendment to Business Combination Agreement date August 29, 2023, and ;

WHEREAS, the Parties wish to further amend the BCA, as set forth herein.

NOW, THEREFORE, pursuant to Section 10.9 of the BCA, the Parties hereby agree as follows:

1. Section 2.14(a) of the BCA is hereby deleted in its entirety and replaced with the following:

“(a) After the Closing, subject to the terms and conditions set forth herein, (I) the Company Stockholders shall have the contingent right to receive up to 33,000,000 shares of ParentCo Common Stock and (II) the Sponsor shall have the contingent right to receive up to 3,300,000 shares of ParentCo Common Stock (in the case of each of (I) and (II), subject to adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) (the “Earnout Shares”), as additional consideration from ParentCo based on ParentCo’s achievement of certain revenue thresholds (each, a “Revenue Target”), as follows:

(i) In the event ParentCo’s revenue for the fiscal year that includes the Closing Date (“Earnout Period 1”) is greater than or equal to $50,000,000 (“Revenue Target 1”), then, subject to the terms and conditions of this Agreement, ParentCo shall issue to each of the Company Stockholders such Company Stockholder’s Pro Rata Share of 11,000,000 Earnout Shares and the Sponsor shall be issued 1,100,000 Earnout Shares.

(ii) In the event ParentCo’s revenue for the first full fiscal year following the Closing Date (“Earnout Period 2”) is greater than or equal to $62,500,000 (“Revenue Target 2”), then, subject to the terms and conditions of this Agreement, ParentCo shall issue to each of the Company Stockholders such Company Stockholder’s Pro Rata Share of 11,000,000 Earnout Shares and the Sponsor shall be issued 1,100,000 Earnout Shares.

(iii) In the event ParentCo’s revenue for the second full fiscal year following the Closing Date (“Earnout Period 3”) is greater than or equal to $78,100,000 (“Revenue Target 3”), then, subject to the terms and conditions of this Agreement, ParentCo shall issue to each of the Company Stockholders such Company Stockholder’s Pro Rata Share of 11,000,000 Earnout Shares and the Sponsor shall be issued 1,100,000 Earnout Shares.

(vii) Earnout Period 1, 2, and 3 are collectively referred to herein as the “Earnout Periods.” In the event that a Revenue Target is not met during its designated Earnout Period, such Revenue Target shall carry over into the next Earnout Period. Notwithstanding the foregoing, in no event may more than one Earnout Share award for achieving a Revenue Target be earned in a single Earnout Period.

2. Section 2.14(b) of the BCA is hereby deleted in its entirety and replaced with the following:

“(b) Within five (5) Business Days of the issuance of ParentCo’s audited financial statements for each fiscal year, the CFO will prepare and deliver to each Representative Party a written statement (each, an “Earnout Statement”) that sets forth (i) ParentCo’s revenue for the most recently completed Earnout Period, and (ii) whether any Earnout Shares have been earned as a result of ParentCo’s performance during the most recently completed Earnout Period. Each Representative Party will have ten (10) Business Days after its receipt of an Earnout Statement to review it. Each Representative Party, and its Representatives on its behalf, may make inquiries to the CFO and related ParentCo and Company personnel and advisors regarding questions concerning or disagreements with the Earnout Statement arising in the course of their review thereof, and ParentCo and the Company shall provide reasonable cooperation in connection therewith. If either Representative Party has any objections to an Earnout Statement, such Representative Party shall deliver to ParentCo (to the attention of the CFO) and the other Representative Party a statement setting forth its objections thereto (in reasonable detail). If such written statement is not delivered by a Representative Party within ten (10) Business Days following the date of delivery of each Earnout Statement, then such Representative Party will have waived its right to contest such Earnout Statement and the calculation of the revenue calculations during the applicable portion of the Earnout Period (and whether the Earnout Shares have been earned) as set forth therein. If such written statement is delivered by a Representative Party within such ten (10) Business Day period, then the Seller Representative and ParentCo Representative shall negotiate in good faith to resolve any such objections for a period of ten (10) Business Days thereafter. If the Representative Parties do not reach a final resolution within such ten (10) Business Day period, then upon the written request of either Representative Party, the Representative Parties will refer the dispute to arbitration in accordance with the provision of Section 10.4.

3. The reference to “August 2, 2023” as the Outside Date in Section 8.1(b) is hereby amended to “August 5, 2024.”

4. The references to “Earnout Eligibility Period,” “Earnout End Date” and “Earnout Start Date” in Section 11.2 are hereby deleted.

5. Effect of this Amendment. Except as otherwise set forth in this Amendment, the provisions, representations, warranties, covenants and conditions of the BCA shall remain unchanged by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the BCA, the terms of this Amendment shall control. From and after the date of this Amendment, all references to the BCA or Agreement (whether in the BCA or this Amendment) shall refer to the BCA as amended by this Amendment.

6. Miscellaneous Provisions. The parties hereto hereby agree that the provisions and obligations set forth in Article X of the BCA shall apply, mutatis mutandis, to this Amendment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on their behalf by their duly authorized officers, this 16th day of January, 2024.

Kernel:
KERNEL GROUP HOLDINGS, INC.

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Chief Executive Officer

Kernel Merger Sub:
KERNEL MERGER SUB, INC.

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	President

AIRO Merger Sub:
AIRO MERGER SUB, INC.

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	President

ParentCo:
AIRO GROUP, INC.

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	President

Company:
AIRO GROUP HOLDINGS, INC.

By	/s/ Joseph Burns
Name:	Joseph Burns
Title:	Chief Executive Officer

ParentCo Representative/Sponsor:
VKSS CAPITAL, LLC:

By	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Managing Member

Seller Representative:
DR. CHIRINJEEV KATHURIA

By	/s/ Chirinjeev Kathuria
Name:	Dr. Chirinjeev Kathuria, solely in the capacity as the Seller Representative hereunder

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